United States

Securities and Exchange Commission

Washington, DC 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 22, 2014

AMERICAN CARESOURCE HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33094	20-0428568
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5429 Lyndon B. Johnson Freeway, Suite 850, Dallas, Texas	75240
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (972) 308-6830

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 22, 2014, Matthew D. Thompson resigned from his positions as Chief Financial Officer, Secretary, and Treasurer of American CareSource Holdings, Inc. (the “Company”) and Laura Little resigned from her positions as Principal Accounting Officer and Vice President of Finance of the Company. Neither Mr. Thompson nor Mrs. Little desired to relocate to the Company’s new offices in Atlanta, Georgia. They each have decided to pursue other opportunities, and each of their resignations is effective December 31, 2014.

Mr. Thompson entered into a consulting services agreement with the Company, dated December 23, 2014 (the “Consulting Agreement”), pursuant to which Mr. Thompson will provide certain services to the Company under a statement of work. The Consulting Agreement provides for hourly compensation to Mr. Thompson as well as for certain rights relating to existing stock options and other equity incentives previously granted to Mr. Thompson. The Consulting Agreement may be terminated by either party (i) upon twenty (20) days written notice, (ii) immediately upon a material breach by the other party if such breach is not cured within ten (10) days, (iii) upon the occurrence of certain insolvency or bankruptcy events, or (iv) on the date the Company files its Annual Report on Form 10-K.

These positions will temporarily be filled with internal resources and the Company has begun an executive search to evaluate potential internal and external candidates to permanently fill these positions.

The foregoing description of the Consulting Agreement is qualified in its entirety by reference thereto, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

ITEM 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Consulting Services Agreement, effective as of December 31, 2014, by and between Matthew Thompson and American CareSource Holdings, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN CARESOURCE HOLDINGS, INC.

Date: December 24, 2014	By:	/s/ Adam S. Winger
Adam S. Winger
Vice President

EXHIBIT INDEX

Exhibit No.	Description

10.1	Consulting Services Agreement, effective as of December 31, 2014, by and between Matthew Thompson and American CareSource Holdings, Inc.